CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-143801 and 333-161725 of The Procter & Gamble Company on Form S-8 of our report dated December 11, 2023, relating to the financial statements and supplemental schedule of The Procter & Gamble Savings Plan appearing in this Annual Report on Form 11-K of The Procter & Gamble Savings Plan for the year ended June 30, 2023.
/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
December 11, 2023